FOR IMMEDIATE RELEASE

PERRIGO COMPANY PLC FILES FIRST QUARTER 2017 FORM 10-Q AND REPORTS FIRST QUARTER 2017 FINANCIAL RESULTS

•	Delivered first quarter 2017 GAAP ("reported") net sales of $1.2 billion, led by consumer-facing businesses net sales of $958 million

•	Realized first quarter reported net income of $72 million and reported earnings per share ("EPS") of $0.50

•	Achieved adjusted net income of $150 million and adjusted diluted EPS of $1.05

•	First quarter cash flow from operations was $195 million; cash flow from operations of 272% as a percentage to net income and 130% as a percentage to adjusted net income

•	CHCI profit improvement plan yielding positive results

Outlook:

•	The Company expects calendar year 2017 reported diluted EPS to be in the range of $1.82 to $2.17 and reaffirms adjusted diluted EPS to be in the range of $4.15 to $4.50

Dublin, Ireland - May 31, 2017 - Perrigo Company plc (NYSE; TASE: PRGO) today announced results for the first quarter ended April 1, 2017.

Perrigo CEO John T. Hendrickson commented, "I am pleased that our consolidated first quarter 2017 top and bottom line results were consistent with our plan, with our operations continuing to deliver strong cash flow conversion. I continue to anticipate 2017 will be a year of execution to reestablish our foundation, with a projected return to consolidated growth in 2018. First quarter CHC International GAAP operating margin was 0.1%. Our consumer-facing businesses delivered strong adjusted margins as actions we have taken in our CHC International segment resulted in adjusted operating margin expansion of 130 basis points to 13.8%. RX GAAP operating income was $88 million. RX adjusted operating income was roughly in line with last year, excluding Entocort® from both years, as our proactive approach to improve the cost structure in RX partially offset price erosion in the segment. Actions taken this quarter by the Perrigo leadership team to improve our cost structure have established a more efficient operating platform that enables margin expansion with new product launches. In addition, we continue to make progress on our debt pay down strategy. I am also pleased that with today's first quarter 2017 Form 10-Q filing, the Company is now up to date on filing its periodic reports with the Securities and Exchange Commission. We are capitalizing on our unique business model and focusing on Perrigo’s core strengths in providing Quality Affordable Healthcare Products® to customers, patients and families around the globe."

Refer to Tables I - VII at the end of this press release for a reconciliation of non-GAAP adjustments to the current year and prior year periods and additional non-GAAP information. The Company’s reported results are included in the attached Condensed Consolidated Statements of Operations and Balance Sheets.

First Quarter Results

Perrigo Company plc
(in millions, except earnings per share amounts)
(see the attached Tables I, III & VII for reconciliation to GAAP numbers)

	First Quarter Ended	First Quarter Ended	YoY	Constant Currency
	4/1/2017	4/2/2016	% change	% Change
Reported Net Sales	$1,194	$1,347	(11)%
Reported Net Income (Loss)	$72	$(529)	(114)%
Reported Diluted Earnings (Loss) per Share	$0.50	$(3.70)	(114)%
Reported Diluted Shares	143.6	143.2	NM

Adjusted Net Sales(1)	N/A	$1,300	(8)%	(6)%
Adjusted Net Income	$150	$189	(21)%
Adjusted Diluted Earnings per Share	$1.05	$1.32	(20)%
Adjusted Diluted Shares	N/A	143.6	NM

(1)	First quarter 2016 net sales have been adjusted to exclude approximately $47 million of sales attributable to divested businesses, primarily the U.S. VMS business.
NM = Not meaningful

Reported net sales for the first quarter of 2017 were $1.2 billion, a decrease of 11% from the prior year. The decrease was primarily due to lower year-over-year contributions from 1) net sales of existing products of $72 million 2) the U.S. Vitamin, Mineral, and Supplement (VMS) business of $47 million, which was sold in the third quarter of 2016, 3) the exit of the European distribution businesses of $38 million, 4) Entocort® of $25 million, 5) unfavorable foreign currency movements of $22 million, and 6) discontinued products of $13 million. These effects were partially offset by new product sales of $62 million.

Prior year first quarter adjusted net sales were $1.3 billion, which excluded $47 million of contributions from the U.S. VMS business. Excluding the year-over-year impact of the exited European distribution businesses, Entocort® and unfavorable foreign currency movements outlined above, net sales were lower by approximately 2%.

Reported net income was $72 million, or $0.50 per share versus a net loss of $529 million, or $3.70 per share, in the prior year. Excluding charges as outlined in Table I at the end of this release, first quarter 2017 adjusted net income was $150 million, or $1.05 per share, versus adjusted net income of $189 million, or $1.32 per share for the same period last year.

Segment Results

Consumer Healthcare Americas ("CHCA") Segment
(in millions)
(see the attached Tables II, III & VII for reconciliation to GAAP numbers)

	First Quarter Ended	First Quarter Ended	YoY	Constant Currency
	4/1/2017	4/2/2016	% change	% Change
Reported Net Sales	$583	$639	(9)%
Reported Gross Profit	$188	$196	(4)%
Reported Gross Margin	32.3%	30.7%	160 bps
Reported Operating Income	$75	$101	(25)%
Reported Operating Margin	12.9%	15.7%	(280) bps

Adjusted Net Sales(1)	N/A	$592	(2)%	(1)%
Adjusted Gross Profit	$201	$205	(2)%
Adjusted Gross Margin(2)	34.5%	34.6%	(10) bps
Adjusted Operating Income	$118	$121	(3)%
Adjusted Operating Margin(2)	20.2%	20.4%	(20) bps

(1)	First quarter 2016 net sales have been adjusted to exclude approximately $47 million of sales attributable to the U.S. VMS business, which was sold in the third quarter 2016.
(2)    Q1 2016 adjusted gross margin and operating margin use adjusted net sales as the denominator.

Reported net sales in the CHCA segment were lower by 9% primarily due to the sale of the U.S. VMS business in the third quarter of 2016, which was included in the prior year. Reported net sales for the first quarter were $583 million compared to prior year adjusted net sales of $592 million, a decrease of 1% on a constant currency basis. Cough and cold sales were higher in the quarter due to the relatively more severe cough and cold season versus the prior year and new product sales of $25 million were driven by continued strong net sales of the store brand version of Flonase®. These positive drivers were more than offset by lower sales of existing products of $28 million primarily in the antacids, smoking cessation and infant nutrition categories, along with discontinued products of $5 million.

The CHCA segment achieved first quarter reported gross profit margin of 32.3%, an increase of 160 bps over the prior year, and an adjusted gross profit margin of 34.5%, which was consistent with the prior year. Contributions from new products and supply chain and manufacturing efficiencies were balanced against price erosion in certain OTC categories.

Reported operating margin was 12.9%. Adjusted operating margin of 20.2% was consistent with the prior year.

Consumer Healthcare International ("CHCI") Segment
(in millions)
(see the attached Tables II, III & VII for reconciliation to GAAP numbers)

	First Quarter Ended	First Quarter Ended	YoY		Constant Currency
	4/1/2017	4/2/2016	% change		% Change
Reported Net Sales	$375	$439	(15)%		(10)%
Reported Gross Profit	$170	$199	(15)%
Reported Gross Margin	45.2%	45.4%	(20) bps
Reported Operating Income (Loss)	$0	$(396)	(100)%
Reported Operating Margin	0.1%	(90.2)%	NM

Adjusted Gross Profit	$190	$212	(10)%
Adjusted Gross Margin	50.7%	48.3%	240	bps
Adjusted Operating Income	$52	$55	(6)%
Adjusted Operating Margin	13.8%	12.5%	130	bps

NM = Not meaningful

Reported net sales decreased 15% compared to the first quarter of 2016, and net sales on a constant currency basis declined 10%. Excluding year-over-year contributions of $38 million from the exited unprofitable European distribution businesses and unfavorable foreign currency movements of $20 million, net sales decreased approximately 2%. A decrease in net sales of existing products of $19 million primarily due to lower sales in Germany and Belgium, and discontinued products of $8 million were offset partially by new product sales of $20 million.

First quarter reported gross margin was 45.2%. Adjusted gross margin was 50.7%, an increase of approximately 240 bps over the previous year as the Company exited the unprofitable distribution businesses and realized benefits from insourcing production of certain products. These benefits were partially offset by lower net sales in Germany and Belgium and the unfavorable effects of foreign currency in the quarter.

Reported operating margin was 0.1% compared to (90.2)% in the previous year primarily due to impairments of $404 million realized in 2016. Adjusted operating margin was 13.8%, an improvement of 130 bps, due to the improvement of gross profit margin and lower operating expenses as a result of cost improvement initiatives across the business and better alignment of promotional investments with sales.

Prescription Pharmaceuticals ("RX") Segment
(in millions)
(see the attached Tables II, III & VII for reconciliation to GAAP numbers)

	First Quarter Ended	First Quarter Ended	YoY	Constant Currency
	4/1/2017	4/2/2016	% change	% Change
Reported Net Sales	$217	$248	(12)%	(12)%
Reported Gross Profit	$96	$128	(25)%
Reported Gross Margin	44.3%	51.5%	(720) bps
Reported Operating Income	$88	$91	(4)%
Reported Operating Margin	40.5%	36.8%	370 bps

Adjusted Gross Profit	$118	$153	(23)%
Adjusted Gross Margin	54.4%	61.7%	(730) bps
Adjusted Operating Income	$89	$117	(24)%
Adjusted Operating Margin	41.0%	47.1%	(610) bps

Reported net sales in the first quarter were $217 million, a 12% decrease compared to last year due primarily to lower Entocort® net sales year-over-year of $25 million and lower sales of existing products of $22 million, due primarily to price erosion, both of which were consistent with our expectations. Partially offsetting these declines were $17 million in new product sales.

First quarter reported gross margin was 44.3% and adjusted gross margin was 54.4%. These gross margin decreases were primarily due to Entocort® competition and price erosion.

Reported operating margin of 40.5% included approximately $22 million of income related to the sale of certain Abbreviated New Drug Applications, partially offset by restructuring charges of approximately $6 million related to the specialty pharma sales force. Adjusted operating margin was impacted primarily due to Entocort® competition, as base price erosion was largely offset by the proactive approach to restructure the specialty pharma sales force.

Guidance

The Company continues to expect calendar 2017 net sales to be in the range of $4.6 billion to $4.8 billion. Calendar 2017 GAAP diluted EPS is expected to be in the range of $1.82 to $2.17 and the Company continues to expect adjusted diluted EPS to be in the range of $4.15 to $4.50, including contributions from the Israel API business and excluding the charges outlined in Table I at the end of this release.

Conference Call

The Company will host a conference call at 8:30 a.m. ET (5:30 a.m. PT), May 31, 2017. The conference call will be available live via webcast to interested parties in the investor relations section of the Perrigo website at http://perrigo.investorroom.com/events-webcasts or by phone at 877-248-9413, International 973-582-2737, and reference ID #26810305. A taped replay of the call will be available beginning at approximately 12:00 p.m. (ET) Wednesday, May 31 until midnight Friday, June 9, 2017. To listen to the replay, dial 800-585-8367, International 404-537-3406, and use access code #26810305.

About Perrigo

Perrigo Company plc, a leading global healthcare company, delivers value to its customers and consumers by providing Quality Affordable Healthcare Products®. Founded in 1887 as a packager of home remedies, Perrigo has built a unique business model that is best described as the convergence of a fast-moving consumer goods company, a high-quality pharmaceutical manufacturing organization and a world-class supply chain network. Perrigo is the world's largest manufacturer of over-the-counter (“OTC”) healthcare products and supplier of infant formulas for the store brand market. The Company also is a leading provider of branded OTC products throughout Europe and the U.S., as well as a leading producer of “extended topical” prescription drugs. Perrigo, headquartered in Ireland, sells its products primarily in North America and Europe, as well as in other markets, including Australia, Israel and China. Visit Perrigo online at (http://www.perrigo.com).

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements.” These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or the negative of those terms or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control, including: the timing, amount and cost of any share repurchases; future impairment charges; customer acceptance of new products; competition from other industry participants, some of whom have greater marketing resources or larger market shares in certain product categories than we do; pricing pressures from customers and consumers; potential third-party claims and litigation, including litigation relating to our restatement of previously-filed financial information; potential impacts of ongoing or future government investigations and regulatory initiatives; general economic conditions; fluctuations in currency exchange rates and interest rates; the consummation of announced acquisitions or dispositions, and our ability to realize the desired benefits thereof; our ability to achieve our guidance; and our ability to execute and achieve the desired benefits of announced cost-reduction efforts and other initiatives.  In addition, the Company may identify and be unable to remediate one or more material weaknesses in its internal control over financial reporting or may be unable to regain compliance with the NYSE continued listing rules. Furthermore, the Company and/or its subsidiaries may incur additional tax liabilities in respect of 2016 and prior years as a result of any restatement or may be found to have breached certain provisions of Irish company legislation in respect of prior financial statements and if so may incur additional expenses and penalties. These and other important factors, including those discussed under “Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2016, as well as the Company’s subsequent filings with the United States Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Measures

This press release contains certain non-GAAP measures. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance that excludes or includes amounts different from the most directly comparable measure calculated and presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP) in the statements of operation, balance sheets or statements of cash flows of the Company. Pursuant to the requirements the U.S. Securities and Exchange Commission, the Company has provided reconciliations for net sales on a constant currency basis, net sales excluding sales attributable to held-for-sale businesses, adjusted gross profit, adjusted operating income, adjusted net income, adjusted diluted earnings per share, adjusted gross margin, adjusted operating margin, and adjusted diluted shares within this press release to the most directly comparable U.S. GAAP measures for these non-GAAP measures. These non-GAAP financial measures should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to the GAAP measures and may not be comparable to similarly named measures used by other companies.

The Company provides non-GAAP financial measures as additional information that it believes is useful to investors and analysts in evaluating the performance of the Company's ongoing operating trends, facilitating comparability between periods and companies in similar industries and assessing the Company's prospects for future performance. These non-GAAP financial measures exclude items, such as impairment charges, restructuring charges, and acquisition and integration-related charges, that by their nature affect comparability of operational performance or that we believe obscure underlying business operational trends. The non-GAAP measures the Company provides are consistent with how management analyzes and assesses the operating performance of the Company, and disclosing them provides investor insight into management’s view of the business. Management uses these adjusted financial measures for planning and forecasting in future periods, and evaluating segment and overall operating performance. In addition, management uses certain of the profit measures as factors in determining compensation.

Non-GAAP measures related to profit measurements, which include adjusted gross profit, adjusted operating income, adjusted net income, and adjusted diluted earnings per share, are useful to investors as they provide them with supplemental information to enhance their understanding of the Company’s underlying business performance and trends, and enhance the ability of investors and analysts to compare the Company’s period-to-period financial results. Management believes that adjusted gross margin and adjusted operating margin are useful to investors, in addition to the reasons discussed above, by allowing them to more easily compare and analyze trends in the Company’s peer business group and assisting them in comparing the Company’s overall performance to that of its competitors. The Company discloses adjusted net sales, which excludes operating results attributable to held-for-sale businesses, in order to provide information about sales of the Company’s continuing business. In addition, the Company discloses net sales growth and adjusted net sales growth on a constant currency basis to provide information about sales of the Company’s continuing business excluding the exogenous impact of foreign exchange. The Company believes these supplemental financial measures provide investors with consistency in financial reporting, enabling meaningful comparisons of past, present and future underlying operating results, and also facilitate comparison of the Company’s operating performance to the operating performance of its competitors.

A copy of this press release, including the reconciliations, is available on the Company's website at www.perrigo.com.

Contacts

Bradley Joseph, Vice President, Global Investor Relations & Corporate Communications
(269) 686-3373; e-mail: bradley.joseph@perrigo.com

PERRIGO COMPANY PLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)

	Three Months Ended
	April 1, 2017	April 2, 2016
Net sales	$1,194.0	$1,347.3
Cost of sales	729.6	814.2
Gross profit	464.4	533.1

Operating expenses
Distribution	21.1	21.8
Research and development	39.8	45.3
Selling	155.0	180.8
Administration	105.4	107.5
Impairment charges	12.2	403.9
Restructuring	38.7	5.4
Other operating income	(36.3)	—
Total operating expenses	335.9	764.7

Operating income (loss)	128.5	(231.6)

Tysabri® royalty stream	(17.1)	204.4
Interest expense, net	53.3	51.2
Other (income) expense, net	(3.5)	2.5
Loss on extinguishment of debt	—	0.4
Income (loss) before income taxes	95.8	(490.1)
Income tax expense	24.2	39.1
Net income (loss)	$71.6	$(529.2)

Earnings (loss) per share
Basic	$0.50	$(3.70)
Diluted	$0.50	$(3.70)

Weighted-average shares outstanding
Basic	143.4	143.2
Diluted	143.6	143.2

Dividends declared per share	$0.160	$0.145

PERRIGO COMPANY PLC
CONSOLIDATED BALANCE SHEETS
(in millions)

	April 1, 2017	December 31, 2016
Assets
Cash and cash equivalents	$3,077.8	$622.3
Accounts receivable, net of allowance for doubtful accounts of $6.0 million and $6.3 million, respectively	1,050.2	1,176.0
Inventories	800.2	795.0
Prepaid expenses and other current assets	185.2	212.0
Total current assets	5,113.4	2,805.3
Property, plant and equipment, net	875.3	870.1
Tysabri® royalty stream	—	2,350.0
Goodwill and other indefinite-lived intangible assets	4,178.0	4,163.9
Other intangible assets, net	3,341.4	3,396.8
Non-current deferred income taxes	76.4	72.1
Other non-current assets	394.9	211.9
Total non-current assets	8,866.0	11,064.8
Total assets	$13,979.4	$13,870.1
Liabilities and Shareholders’ Equity
Accounts payable	$476.3	$471.7
Payroll and related taxes	146.0	115.8
Accrued customer programs	348.2	380.3
Accrued liabilities	281.6	263.3
Accrued income taxes	57.7	32.4
Current indebtedness	1,175.4	572.8
Total current liabilities	2,485.2	1,836.3
Long-term debt, less current portion	4,618.9	5,224.5
Non-current deferred income taxes	349.4	389.9
Other non-current liabilities	458.6	461.8
Total non-current liabilities	5,426.9	6,076.2
Total liabilities	7,912.1	7,912.5
Shareholders’ equity
Controlling interest:
Preferred shares, $0.0001 par value, 10 million shares authorized	—	—
Ordinary shares, €0.001 par value, 10 billion shares authorized	8,118.1	8,135.0
Accumulated other comprehensive (loss)	(26.3)	(81.8)
Retained earnings (accumulated deficit)	(2,024.0)	(2,095.1)
Total controlling interest	6,067.8	5,958.1
Noncontrolling interest	(0.5)	(0.5)
Total shareholders’ equity	6,067.3	5,957.6
Total liabilities and shareholders' equity	$13,979.4	$13,870.1

Supplemental Disclosures of Balance Sheet Information
Ordinary shares, issued and outstanding	143.4	143.4

PERRIGO COMPANY PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Three Months Ended
	April 1, 2017	April 2, 2016
Cash Flows From (For) Operating Activities
Net income (loss)	$71.6	$(529.2)
Adjustments to derive cash flows
Depreciation and amortization	109.4	109.7
Share-based compensation	6.1	15.8
Impairment charges	12.2	403.9
Tysabri® royalty stream	(17.1)	204.4
Loss on extinguishment of debt	—	0.4
Restructuring charges	38.7	5.4
Deferred income taxes	(46.0)	(178.3)
Amortization of debt discount (premium)	(6.4)	(6.7)
Other non-cash adjustments	(1.1)	1.6
Subtotal	167.4	27.0
Increase (decrease) in cash due to:
Accounts receivable	50.1	17.3
Inventories	0.5	4.4
Accounts payable	2.5	(3.2)
Payroll and related taxes	(10.1)	(37.4)
Accrued customer programs	(32.7)	(81.7)
Accrued liabilities	2.3	(12.8)
Accrued income taxes	41.4	185.7
Other	(26.9)	(0.8)
Subtotal	27.1	71.5
Net cash from (for) operating activities	194.5	98.5
Cash Flows From (For) Investing Activities
Proceeds from royalty rights - at fair value	85.3	83.4
Acquisitions of businesses, net of cash acquired	—	(416.4)
Additions to property and equipment	(22.0)	(34.7)
Proceeds from sale of business and other assets	25.3	—
Proceeds from sale of the Tysabri® royalty stream	2,200.0	—
Other investing	(0.8)	(1.0)
Net cash from (for) investing activities	2,287.8	(368.7)
Cash Flows From (For) Financing Activities
Issuances of long-term debt	—	1,190.3
Payments on long-term debt	(13.6)	(14.3)
Borrowings (repayments) of revolving credit agreements and other financing, net	0.3	(715.9)
Deferred financing fees	(0.4)	(1.5)
Issuance of ordinary shares	—	3.1
Cash dividends	(23.0)	(20.8)
Other financing	(0.5)	(3.5)
Net cash from (for) financing activities	(37.2)	437.4
Effect of exchange rate changes on cash and cash equivalents	10.4	3.9
Net increase in cash and cash equivalents	2,455.5	171.1
Cash and cash equivalents, beginning of period	622.3	417.8
Cash and cash equivalents, end of period	$3,077.8	$588.9

TABLE I
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)

	Three Months Ended April 1, 2017
Consolidated	Net Sales	Net Income	Diluted Earnings per Share
Reported	$1,194.0	$71.6	$0.50
Adjustments:
Amortization expense related primarily to acquired intangible assets		86.6	0.61
Restructuring charges		38.7	0.27
Impairment charges		12.2	0.08
Operating results attributable to held-for-sale business*		1.7	0.01
Tysabri® royalty stream		(17.1)	(0.12)
Acquisition and integration-related expense (income)		(14.3)	(0.10)
Gain on divestitures		(21.8)	(0.15)
Non-GAAP tax adjustments***		(7.5)	(0.05)
Adjusted		$150.1	$1.05

Diluted weighted average shares outstanding
Reported			143.6

*Held-for-sale business includes the India API business.
*** The non-GAAP tax adjustment includes the following: (1) $(27.2) million of tax effects of pretax non-GAAP adjustments that are calculated based upon the specific rate of the applicable jurisdiction of the pretax item; (2) a $(8.1) million effect on non-GAAP income taxes related to the interim tax accounting requirements within ASC 740, Income Taxes; (3) $35.5 net impact related to valuation allowances on deferred tax assets commensurate with non-GAAP pre-tax measures; and (4) $(7.7) million of tax adjustments related to the divestiture of Tysabri®.

TABLE I (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)

	Three Months Ended April 2, 2016
Consolidated	Net Sales	Net Income (Loss)	Diluted Earnings (Loss) per Share
Reported	$1,347.3	$(529.2)	$(3.70)
Adjustments:

Impairment charges	$—	$403.9	$2.82
Tysabri® royalty stream	—	204.4	1.43
Amortization expense primarily related to acquired intangible assets	—	86.9	0.62
Acquisition and integration-related expense (income)	—	12.0	0.08
Restructuring charges	—	5.4	0.04
Losses from equity method investments	—	2.4	0.02
Operating results attributable to held-for-sale businesses*	(47.4)	(2.2)	(0.02)
Loss on debt extinguishment	—	0.4	—
Non-GAAP tax adjustments***	—	4.9	0.03
Adjusted	$1,299.9	$188.9	$1.32

Diluted weighted average shares outstanding
Reported			143.2
Effect of dilution as reported amount was a loss, while adjusted amount was income**			0.4
Adjusted			143.6

*Held-for-sale businesses include the U.S. VMS business and India API business.
**In the period of a net loss, diluted shares outstanding equal basic shares outstanding.
*** The non-GAAP tax adjustment includes the following: (1) $(177.4) million of tax effects of pretax non-GAAP adjustments that are calculated based upon the specific rate of the applicable jurisdiction of the pretax item; and (2) $182.3 million of tax effects on non-GAAP income taxes related to the interim tax accounting requirements within ASC 740, Income Taxes. The GAAP tax benefit recorded in the current quarter related to these items has been excluded from non-GAAP net income.

TABLE II
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)
	Three Months Ended			Three Months Ended
	April 1, 2017			April 2, 2016
Consumer Healthcare Americas	Net Sales	Gross Profit	Operating Income	Net Sales	Gross Profit	Operating Income
Reported	$582.8	$188.4	$75.0	$639.1	$196.0	$100.6
Adjustments:
Amortization expense related primarily to acquired intangible assets		12.4	17.1	—	12.8	18.1
Impairment charges		—	—	—	—	—
Operating results attributable to held-for-sale business*		—	—	(47.1)	(7.0)	(2.5)
Restructuring charges		—	23.7	—	—	1.5
Acquisition and integration-related charges		—	1.7	—	2.8	3.0
Adjusted		$200.8	$117.5	$592.0	$204.6	$120.7
As a % of reported net sales (2017) / As a % of adjusted net sales (2016)		34.5%	20.2%		34.6%	20.4%

*Held-for-sale business was the U.S. VMS business, which was sold in Q3 2016.

TABLE II (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)
	Three Months Ended			Three Months Ended
	April 1, 2017			April 2, 2016
Consumer Healthcare International	Net Sales	Gross Profit	Operating Income (Loss)	Net Sales	Gross Profit	Operating Income
Reported	$374.9	$169.5	$0.2	$439.4	$199.3	$(396.4)
Adjustments:
Amortization expense related primarily to acquired intangible assets		20.1	46.9		13.1	42.9
Impairment charges		—	1.1		—	403.9
Operating results attributable to held-for-sale business*		0.5	0.5		—	—
Restructuring charges		—	2.9		—	3.1
Acquisition and integration-related charges		—	—		—	1.3
Adjusted		$190.1	$51.6		$212.4	$54.8
As a % of reported net sales		50.7%	13.8%		48.3%	12.5%

*Held-for-sale business is the European sports brand, which was sold in Q4 2016.

TABLE II (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)
	Three Months Ended			Three Months Ended
	April 1, 2017			April 2, 2016
Prescription Pharmaceuticals	Net Sales	Gross Profit	Operating Income	Net Sales	Gross Profit	Operating Income
Reported	$217.4	$96.3	$88.2	$248.2	$127.9	$91.4
Adjustments:
Amortization expense related to acquired intangible assets		22.0	22.1		25.2	25.5
Gain on divestitures		—	(21.8)		—	—
Restructuring charges		—	5.6		—	—
Impairment charges		—	11.1		—	—
Acquisition and integration-related charges		—	(16.1)		—	—
Adjusted		$118.3	$89.1		$153.1	$116.9
As a % of reported net sales		54.4%	41.0%		61.7%	47.1%

TABLE III
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
CONSTANT CURRENCY
(in millions)
(unaudited)

	Three Months Ended
	April 1, 2017	April 2, 2016	Total Change	FX Change	Constant Currency Change
Net sales
Consolidated*	$1,194.0	$1,299.9	(8)%	2%	(6)%
CHCA*	582.8	592.0	(2)%	1%	(1)%
CHCI	374.9	439.4	(15)%	5%	(10)%
RX	217.4	248.2	(12)%	—%	(12)%

*2016 net sales are adjusted to exclude sales attributable to held-for-sale businesses. See Tables I and II for non-GAAP reconciliations.

TABLE IV
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
2017 GUIDANCE
(unaudited)
		Full Year
		2017 EPS Guidance
	Reported	$1.82 - $2.17
	Amortization expense related primarily to acquired intangible assets	2.45
	Restructuring charges	0.32
	Loss on early debt extinguishment	0.12
	Impairments	0.08
	Operating results attributable to held-for-sale business*	0.01
	Acquisition and integration-related expense (income)	(0.09)
	Tysabri® royalty stream	(0.12)
	Gain on divestitures	(0.15)
	Tax effect of non-GAAP adjustments (1)	(0.29)
	Adjusted	$4.15 - $4.50

(1)
Includes tax effect of pretax non-GAAP adjustments calculated based upon the specific rate of the applicable jurisdiction of the pretax item and certain adjustments for discrete tax items in the first nine months of the year.

*Held-for-sale business includes the India API business.

TABLE V
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
EXCLUDING BELGIAN DISTRIBUTION SALES
(in millions)
(unaudited)

Consolidated
Q1 2017 consolidated reported net sales	$1,194.0
Less Belgium Distribution net sales	(10.6)
Less Entocort net sales	(4.4)
Q1 2017 CHCI net sales excluding Belgium Distribution business	1,179.0

Q1 2016 consolidated adjusted net sales	$1,299.9
Less Belgium Distribution net sales	(48.8)
Less Entocort net sales	(29.7)
Q1 2016 consolidated adjusted net sales excluding Belgium Distribution business	1,221.4

Total change	(3)%
Less FX change	1%
Change excluding impact of FX	(2)%

CHCI
Q1 2017 CHCI reported net sales	$374.9
Less Belgium Distribution net sales	(10.6)
Q1 2017 CHCI net sales excluding Belgium Distribution business	364.3

Q1 2016 CHCI reported net sales	$439.4
Less Belgium Distribution net sales	(48.8)
Q1 2016 CHCI net sales excluding Belgium Distribution business	390.6

Total change	(7)%
Less FX change	5%
Change excluding impact of FX	(2)%

TABLE VI
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
(in millions)
(unaudited)
	Three Months Ended
	April 1, 2017	April 2, 2016
Rx reported net sales	$217.4	$248.2
Less Entocort	(4.4)	(29.7)
Rx net sales excluding Entocort	$213.0	$218.5

Rx adjusted operating income	$89.1	$116.9
Entocort:
Reported Entocort operating income	$3.3	$1.8
Add back: amortization expense	0.5	26.2
Adjusted operating income attributable to Entocort	3.8	28.0
Rx adjusted operating income less contribution from Entocort	$85.3	$88.9

Rx operating margin excluding Entocort	40.1%	40.7%

Consumer-facing businesses
CHCA reported net sales	$582.8
CHCI reported net sales	374.9
Total consumer-facing businesses	$957.7

	Three Months Ended
	April 1, 2017
	Consolidated
Operating cash flow	$194.5
Adjusted net income	$150.1
Cash conversion ratio	130%

TABLE VII
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED AND SEGMENT INFORMATION
(in millions, except per share amounts)
(unaudited)

	Three Months Ended
	April 1, 2017	April 2, 2016	Total Change
Consolidated adjusted EPS	$1.05	$1.32	(20)%
Consolidated adjusted net income	$150.1	$188.9	(21)%

Adjusted operating income
CHCA	$117.5	$120.7	(3)%
CHCI	51.6	54.8	(6)%
RX	89.1	116.9	(24)%

Adjusted operating margin
CHCA	20.2%	20.4%	(20) bps
CHCI	13.8%	12.5%	130 bps
RX	41.0%	47.1%	(610) bps

Adjusted gross profit
CHCA	$200.8	$204.6	(2)%
CHCI	190.1	212.4	(10)%
RX	118.3	153.1	(23)%

Adjusted gross margin
CHCA	34.5%	34.6%	(10) bps
CHCI	50.7%	48.3%	240 bps
RX	54.4%	61.7%	(730) bps